[LOGO OF WORKSTREAM]

Exhibit No. 99.1

 Workstream Inc. Announces Second Quarter Results

                    Generates $200,000 in Positive Cash Flow

Ottawa, CANADA, January 14, 2004 - Workstream Inc. (NASDAQ - WSTM), a leading provider of enterprise software and workforce management solutions, today announced its second quarter 2004 financial results for the period ended November 30, 2003. All figures are in U.S. dollars.

Workstream reported second quarter positive EBITDA of $315,617 or $0.01 per share compared to an EBITDA loss of $617,664 or $(0.03) per share for second quarter 2003. This represents an improvement of $933,281 over the same time period last year. Gross profit margins improved to 91% of revenues for second quarter 2004 from 80% of revenues for second quarter 2003. Gross profit was $3,872,364 for second quarter 2004 compared to $3,956,704 for second quarter 2003. The improvement in the gross profit margin was due to increased efficiencies as a result of the consolidation and elimination of redundant costs and change in marketing strategy.

"We are pleased to report that we generated $202,330 of positive cash flow from operations and that we were net cash positive for the six months ended November 30, 2003." said Michael Mullarkey, chairman and CEO. "`We reached a major milestone this quarter, becoming cash flow positive. We also recorded the highest quarterly gross profit margin (GPM) in company history driven by our focus on recurring revenue, client retention and increasing profitability within our customer base." Continued Mullarkey.

Workstream reported second quarter 2004 revenues of $4,261,771 compared to revenue for the same period last year of $4,975,429. The decrease in revenues is primarily due to lower Enterprise Recruitment Service sales which management believes is caused by a shift towards other Workstream products that are more economical for the client but more profitable for Workstream as well as the continued weak job market, and a change in marketing strategy for Career Transition Services, which seeks more profitable business. Net loss for second quarter 2004 was $1,082,877 or $(0.05) per share compared to a net loss of $2,056,059 or $(0.11) per share for second quarter 2003. The decrease in the net loss was primarily caused by lower operating expenses as a result of consolidating operations, as well as the implementation of more economical strategies in areas such as sales and marketing, and development, partially offset by non-cash interest expense.

Subsequent to the end of the second quarter, Workstream announced that it completed a private placement of $6.6 million. The common shares sold in the private placement were purchased by institutional and other accredited investors.

Second Quarter Highlights:

      o Completed the acquisition of the assets of Perform, Inc. Perform has been providing Fortune 500 companies with its HR Administration and Performance Management software suites, PerformHRTM and Performance AdvantageTM, respectively;

      o Experienced strong sales efforts with many new clients, highlighted by Zenith Insurance Company, and The Carlyle Group;

      o 6FigureJobs was named the #1 Executive Site on the Internet by Alexa rankings; and

      o Released E-Cruiter 5.3; this release had the integration of JobPlanet, which now enables us to provide our E-Cruiter customers with a profile based front-end career site and our JobPlanet customers with a flexible, cost conscious back-end applicant tracking system.

"We believe we are well positioned to expand in 2004 with a broader array of products that generate strong gross profit and a scalable software business that offers Workforce Management, Performance Management and Career Transition services to our Fortune 2000 customers." said Michael Mullarkey. "We are very pleased with our results this quarter. We have experienced both financial and competitive growth which has strengthened our position in the HCM market. With the acquisition of Perform, we have broadened our scope of products offered to our ever expanding client base", stated Michael Mullarkey. "It is evident given these results, that we are continuing on the path of steady execution and growth that we have set out for ourselves in fiscal 2004," continued Mullarkey.

      EBITDA and EBITDA per share, are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. EBITDA is commonly defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA provides useful information to investors as it excludes transactions not related to the core cash operating business activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate EBITDA in the same manner, and EBITDA as presented by Workstream may not be comparable to EBITDA presented by other companies. Workstream defines EBITDA as earnings or loss before interest, taxes, depreciation and amortization. Included, following the financial statements, is a reconciliation of net loss to EBITDA and EBITDA per share that should be read in conjunction with the financial statements.

About Workstream Inc.

Workstream Inc. (NASDAQ: WSTM) is a leading provider of hosted Human Resource
(HR) enterprise software and professional services to the Fortune 2000. Workstream's products streamline the attraction, recruitment and retention of employees for corporations. Workstream has been named to the Deloitte & Touche Fast 50 list of the fastest growing software companies. Through its 12 offices and 170 dedicated human resource professionals across North America, Workstream services customers such as Eli Lilly, Nordstrom, Nike, Home Depot, Samsung, KPMG and Sony Music. For more information visit http:www.workstreaminc.com [http://www.workstreaminc.com] or call toll free 1-866-470-WORK.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

For more information contact:

Investor Relations:
Tammie Brown
Workstream
Tel:  877-327-8483 ext. 263
Email:  tammie.brown@workstreaminc.com

 WORKSTREAM, INC.
 UNAUDITED CONSOLIDATED BALANCE SHEETS
(UNITED STATES DOLLARS)

                                                        NOVEMBER 30, 2003    MAY 31, 2003
                                                        -----------------    ------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                               $    544,164       $    255,173
  Restricted cash                                            1,340,110          1,307,439
  Short-term investments                                        49,505             38,419
  Accounts receivable, net of allowance for doubtful
     accounts of $125,022  (May 31, 2003 - $55,828)          1,164,589            933,889
  Prepaid expenses                                             243,732            133,551
  Other assets                                                 143,317            201,877
                                                          ------------       ------------
                                                             3,485,417          2,870,348
CAPITAL ASSETS                                               1,003,503          1,138,276
OTHER ASSETS                                                   118,019            143,500
ACQUIRED INTANGIBLE ASSETS                                   7,316,176          9,082,926
GOODWILL                                                    17,472,946         17,383,437

                                                          $ 29,396,061       $ 30,618,487
                                                          ============       ============


LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                       $  2,160,617       $  1,909,896
   Accrued liabilities                                         964,279          1,093,133
   Accrued exit costs                                               --            117,702
   Line of credit                                              622,166            593,452
   Accrued compensation                                        430,802            443,144
   Current portion of convertible notes                        904,272            449,071
   Current portion of long-term obligations                     30,787             31,662
   Current portion of related party obligation                 157,057            178,623
   Current portion of capital lease obligations                 59,072             97,882
   Deferred revenue                                          1,352,906          1,367,362
                                                          ------------       ------------
                                                             6,681,958          6,281,927
DEFERRED INCOME TAX LIABILITY                                1,728,956          2,607,981
CAPITAL LEASE OBLIGATIONS                                       47,065             73,316
LEASEHOLD INDUCEMENTS                                          140,206            142,274
LONG-TERM OBLIGATIONS                                           76,969             85,243
RELATED PARTY OBLIGATIONS                                    2,407,140          2,403,407
                                                          ------------       ------------
                                                            11,082,294         11,594,148
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
CAPITAL STOCK
   Issued and outstanding, no par value - 22,446,455
        common shares (May 31, 2003 - 19,951,570)           48,798,714         47,158,583
  Additional paid-in capital                                 5,216,931          4,721,516
  Accumulated other comprehensive loss                        (906,998)          (893,316)
  Accumulated deficit                                      (34,794,880)       (31,962,444)
                                                          ------------       ------------
                                                            18,313,767         19,024,339
                                                          ------------       ------------
                                                          $ 29,396,061       $ 30,618,487
                                                          ============       ============

WORKSTREAM INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNITED STATES DOLLARS)

                                       Three Months       Three Months        Six Months         Six Months
                                          Ended              Ended               Ended             Ended
                                       November 30,       November 30,       November 30,       November 30,
                                           2003               2002               2003               2002
                                       ------------       ------------       ------------       ------------
REVENUE                                $  4,261,771       $  4,975,429       $  8,440,285       $  9,621,143
COST OF REVENUES (exclusive of
   depreciation, shown below)               389,407          1,018,725            832,757          1,897,722
                                       ------------       ------------       ------------       ------------
GROSS PROFIT                              3,872,364          3,956,704          7,607,528          7,723,421
                                       ------------       ------------       ------------       ------------

EXPENSES
Selling and marketing                     1,104,556          1,651,329          2,171,887          3,702,478
General and administrative                2,292,240          2,510,700          4,716,672          5,064,644
Research and development                    159,951            412,339            270,979            720,579
Amortization and depreciation             1,403,860          1,742,119          2,808,296          2,998,485
                                       ------------       ------------       ------------       ------------
                                          4,960,607          6,316,487          9,967,834         12,486,186
                                       ------------       ------------       ------------       ------------
OPERATING LOSS                           (1,088,243)        (2,359,783)        (2,360,306)        (4,762,765)
                                       ------------       ------------       ------------       ------------

OTHER INCOME AND (EXPENSES)
Interest and other income                       299             23,595              1,996             36,527
Interest and other expense                 (432,324)          (183,634)        (1,351,989)          (342,242)
                                       ------------       ------------       ------------       ------------
                                           (432,025)          (160,039)        (1,349,993)          (305,715)
                                       ------------       ------------       ------------       ------------

LOSS BEFORE INCOME TAX                   (1,520,268)        (2,519,822)        (3,710,299)        (5,068,480)
Recovery of deferred income taxes           439,512            463,763            879,025            795,632
Other income taxes                           (2,121)                --             (1,162)                --
                                       ------------       ------------       ------------       ------------
NET LOSS FOR THE PERIOD                $ (1,082,877)      $ (2,056,059)      $ (2,832,436)      $ (4,272,848)
                                       ============       ============       ============       ============

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING
   DURING THE PERIOD                     22,407,020         18,582,012         22,090,479         17,783,387
                                       ============       ============       ============       ============

BASIC AND DILUTED NET LOSS
   PER COMMON SHARE                    $      (0.05)      $      (0.11)      $      (0.13)      $      (0.24)
                                       ============       ============       ============       ============

WORKSTREAM INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNITED STATES DOLLARS)

                                                               Six Months Ended November 30,
                                                                  2003              2002
                                                              ------------      ------------
CASH FROM/(USED IN) OPERATING ACTIVITIES
Net loss for the year                                         $ (2,832,436)     $ (4,272,848)
Adjustments to reconcile net loss to net cash used in
        operating activities:

Amortization and depreciation                                    2,797,833         2,987,448
Non-cash interest on convertible notes and notes payable         1,181,769           139,664
Recovery of deferred income taxes                                 (879,025)         (795,632)
Net change in operating components of working capital              (65,811)         (643,836)
                                                              ------------      ------------
                                                                   202,330        (2,585,204)
                                                              ------------      ------------

CASH (USED IN)/ FROM INVESTING ACTIVITIES
Acquisition of capital assets                                       (5,213)          (18,839)
Cash (paid)/acquired in for business acquisitions                 (522,020)        1,921,028
Decrease/(increase) in restricted cash                               9,701          (322,160)
(Purchase)/sale of short term investments                           (3,523)          296,181
                                                              ------------      ------------
                                                                  (521,055)        1,876,210
                                                              ------------      ------------
CASH FROM/(USED IN) FINANCING ACTIVITIES
Proceeds from exercise of options                                   33,333            53,838
Costs related to issuance of convertible debt                           --           (82,197)
Costs related to the registration of common stock                  (22,919)               --
Proceeds from share and warrants issuance                          950,000                --
Capital lease payments                                             (55,343)         (230,036)
Shareholder loan repayment                                        (138,838)         (256,000)
Repayment of bank debt                                            (138,813)         (168,962)
Proceeds from bank financing                                       141,497           306,485
Repayment related to lease settlement                             (120,000)               --
Long-term debt repayments                                          (14,753)               --
                                                              ------------      ------------
                                                                   634,164          (376,872)
                                                              ------------      ------------

EFFECT OF EXCHANGE RATE CHANGES                                    (26,448)          (49,227)
                                                              ------------      ------------

INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS FOR THE PERIOD                               288,991        (1,135,093)
CASH AND CASH EQUIVALENTS, BEGINNING OF
    THE PERIOD                                                     255,173         1,297,656
                                                              ------------      ------------
CASH AND CASH EQUIVALENTS, END OF
     THE PERIOD                                               $    544,164      $    162,563
                                                              ============      ============

SUPPLEMENTAL CASH FLOW INFORMATION
   Interest Paid                                              $    217,898      $    223,485
   Non-cash payments to consultants                           $    330,180                --

WORKSTREAM INC.
UNAUDITED RECONCILIATION OF EARNINGS OR LOSS BEFORE INTEREST, TAXES,
DEPRECIATION,
AMORTIZATION (EBITDA)
(UNITED STATES DOLLARS)

                                               Three Months       Three Months        Six Months        Six Months
                                                   Ended             Ended              Ended              Ended
                                               November 30,       November 30,       November 30,      November 30,
                                                   2003               2002               2003              2002
                                              --------------     --------------     --------------     --------------
Net loss, per GAAP                            $   (1,082,877)    $   (2,056,059)    $   (2,832,436)    $   (4,272,848)
Recovery of deferred income taxes                   (435,270)          (463,763)          (879,025)          (795,632)
Other income tax recovery                             (2,121)                --              1,162                 --
Interest and other expense                           432,324            183,634          1,351,989            342,242
Interest and other income                               (299)           (23,595)            (1,996)           (36,527)
Amortization and depreciation                      1,403,860          1,742,119          2,808,296          2,998,485
                                              --------------     --------------     --------------     --------------
Earnings (loss) before interest,
   taxes, depreciation and
   amortization                               $      315,617     $     (617,664)    $      447,990     $   (1,764,280)
                                              ==============     ==============     ==============     ==============

Weighted average number of common shares
   outstanding during the period                  22,407,020         18,582,012         22,090,479         17,783,387
                                              ==============     ==============     ==============     ==============

Basic and diluted loss per share,
   per GAAP                                   $        (0.05)    $        (0.11)    $        (0.13)    $        (0.24)
                                              ==============     ==============     ==============     ==============

Basic and diluted EBITDA loss
   per share                                  $         0.01     $        (0.03)    $         0.02     $        (0.10)
                                              ==============     ==============     ==============     ==============